UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 14, 2021

DOCUMENT SECURITY SYSTEMS, INC.

(Exact name of registrant as specified in its charter)

New York	001-32146	16-1229730
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6 Framark Dr. Victor, New York	14564
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (585) 325-3610

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Ticker symbol(s)	Name of each exchange on which registered
Common Stock, $0.02 par value per share	DSS	The NYSE American LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Item 1.01 Entry into a Material Definitive Agreement.

On June 14, 2021, Document Security Systems, Inc., a New York corporation (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Aegis Capital Corp. (“Aegis”), as representative of the underwriters, which provided for the issuance and sale by the Company and the purchase by the underwriters, in a firm commitment upsized underwritten public offering (the “Offering”), of 29,000,000 shares of the Company’s common stock, $0.02 par value per share. Subject to the terms and conditions contained in the Underwriting Agreement, the shares were sold at a public offering price of $1.50 per share, less certain underwriting discounts and commissions. The Company also granted the underwriters a 45-day option to purchase up to 4,350,000 additional shares of the Company’s common stock on the same terms and conditions for the purpose of covering any over-allotments in connection with the Offering, which over-allotment option was exercised in full on June 16, 2021. The net offering proceeds to the Company from the Offering are approximately $45.8 million, including the exercise of the underwriter’s over-allotment option, and after deducting estimated underwriting discounts and commissions and other estimated offering expenses. The Company intends to use the net proceeds from this Offering to fund the development and growth of new business lines, acquisition opportunities, and general corporate and working capital needs.

The Offering closed on June 17, 2021 and was made pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-256446), which was declared effective by the Securities and Exchange Commission (the “SEC”) on June 7, 2021 under the Securities Act of 1933, as amended (the “Securities Act). A final prospectus describing the terms of the Offering was filed with the SEC on June 16, 2021 and is available on the SEC’s website located at http://www.sec.gov.

The Underwriting Agreement contains customary representations, warranties and covenants of the Company, customary conditions to closing, indemnification obligations of the Company and the underwriters, including for liabilities under the Securities Act, and termination and other provisions customary for transactions of this nature. The Company and all of the Company’s executive officers and directors have also agreed not to sell or transfer any securities of the Company held by them for a period of forty five (45) days from the date of the Offering, subject to limited exceptions.

This Current Report on Form 8-K contains forward-looking statements that involve risks and uncertainties, such as statements related to the use of proceeds from the Offering, as well as other risks detailed from time to time in the Company’s filings with the SEC.

The foregoing summary of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which are filed herewith as Exhibit 1.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 8.01 Other Information.

On June 14, 2021, the Company issued a press release announcing the pricing of the Offering. A copy of this press release is filed as Exhibit 99.1 hereto, and incorporated herein by reference.

On June 17, 2021, the Company issued a press release announcing the closing of the Offering as well as the simultaneous exercise of the underwriter’s over-allotment option. A copy of the press release is included as Exhibit 99.2 to this Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Number	Description
1.1	Underwriting Agreement, dated June 14, 2021, by and between Document Security Systems, Inc. and Aegis Capital Corp.
5.1	Opinion of Sichenzia Ross Ference LLP
23.1	Consent of Sichenzia Ross Ference LLP (included in the Opinion of Sichenzia Ross Ference LLP filed as Exhibit 5.1)
99.1	Press Release issued June 14, 2021
99.2	Press Release issued June 17, 2021

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

DOCUMENT SECURITY SYSTEMS, INC.

Dated: June 17, 2021	By:	/s/ Frank D. Heuszel
	Name:	Frank D. Heuszel
	Title:	Chief Executive Officer